Exhibit 10.14

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of January 18, 2022, is by and among (i) byNordic Acquisition Corporation, a Delaware corporation (the “SPAC”), (ii) Water by Nordic AB, a Swedish limited liability company (the “Sponsor”), (iii) byNordic Holdings LLC, a Delaware limited liability company (“byNordic Holdings” and, together with the Sponsor, each, a “Transferor” and collectively, the “Transferors”) and (iv) [______] (“Investor”).

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the SPAC (the “Units”), each consisting of one share of Class A common stock, $0.0001 par value (the “Class A Common Stock”), and one-half of one redeemable warrant (the “Warrants”), Investor has expressed an interest in acquiring up to [______] Units in the IPO, which Units shall not exceed [___]% of the total number of Units offered in the IPO (not including the underwriters’ over-allotment option) (the “IPO Indication”), at a price of $10.00 per Unit.

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Transferors will sell to the Investor a specified number of shares of the Class B common stock, par value $0.0001 per share, of the SPAC (the “Founder Shares”), for the same value paid by the Transferors, or approximately $0.006 per share.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase.

(a)	In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), each of the Transferors hereby sells to Investor, on a pro rata basis according to their respective ownership of the Founder Shares immediately prior to giving effect to such sale, [______] Founder Shares (such shares, the “Transferred Shares”) for an aggregate purchase price of $[______] ($0.006 per share) (the “Transfer Price”), and Investor hereby agrees to purchase the Transferred Shares at the Transfer Price (the “Transfer”), in each case effective as of the date of the closing of the IPO. Concurrently with the Transfer on the date of the closing of the IPO, in consideration for the transfer of the Transferred Shares, Investor shall pay the Transfer Price to the Transferors in immediately available funds pro rata according to the number of Transferred Shares transferred by each of them as instructed by the Transferors.

(b)

Subject to (i) the fulfillment by Investor (but only to the extent actually allocated to Investor by the underwriters) of the IPO Indication (which shall include the acquisition of 100% of the Units allocated to Investor by the underwriters in the IPO; provided, that such Units shall not exceed [___]% of the total number of Units offered in the IPO (exclusive of any Units that may be offered pursuant to the underwriters’ over-allotment option); and (ii) Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto.

(c)

Notwithstanding anything to the contrary herein, the number of Transferred Shares shall not be subject to cut-back, reduction, mandatory repurchase, redemption or forfeiture for any reason, including (i) transfer of the Founder Shares to any person in accordance with the transfer restrictions applicable to the Founder Shares, (ii) downsizing of the offering, (iii) failure of the underwriters to exercise their over-allotment option, (iv) concessions or “earn-out” triggers in connection with the negotiation of a Business Combination (as defined below), or (v) or any other modification, without Investor’s prior written consent.

(d)

The obligations of Investor hereunder are subject to there being no material change in structure, terms and conditions in the capital structure the SPAC from that set forth in the Registration Statement on Form S-1, as amended, filed with the United States Securities and Exchange Commission on January 18, 2022 (the “Registration Statement”).

Section 2. Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to Investor as of the date hereof as follows:

(a)	The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

Section 3. Representations and Warranties of the Transferors. Each of the Transferors hereby represents and warrants to Investor as of the date hereof as follows:

(a)	Such Transferor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by such Transferor and constitutes a legal, valid and binding obligation of such Transferor enforceable against such Transferor in accordance with its terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights.

(c)

The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which such Transferor is a party or by which such Transferor is bound, or any decree, order, statute, rule or regulation applicable to such Transferor.

(d)	The terms set forth in this Agreement are as favorable to Investor as the terms granted to all other investors entering into a similar agreement to purchase Founder Shares of the SPAC in connection with expressing interest in the IPO, provided that Investor acknowledges that Founder Shares have been offered to such Transferor, executive officers, advisors, directors and director nominees of the SPAC in connection with their service and such Transferor expressly reserves the right to issue membership interests in such Transferor in its sole discretion.

Section 4. Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and each of the Transferors as of the date hereof as follows:

(a)	Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)	Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Section 5. Additional Agreements and Acknowledgements of Investor.

(a)

Without the prior written consent of the SPAC and each of the Transferors, Investor agrees not to transfer, assign or sell any Transferred Shares or the Class A Common Stock, issuable upon conversion of the Transferred Shares held by it until the earlier of (i) one year after the date of the completion of the SPAC’s initial Business Combination (as defined below) or (ii) subsequent to the SPAC’s initial Business Combination, (x) the first date on which the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty-trading day period commencing at least 150 days after the consummation of the SPAC’s initial Business Combination or (y) the date on which the SPAC consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the holders of the Class A Common Stock having the right to exchange their Class A Common Stock for cash, securities or other property. For the avoidance of doubt, this Section 5(a) shall not restrict Investor from transferring, assigning or selling any Class A Common Stock or Units acquired in the IPO or in the open market.

(b)

Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). Investor agrees that if the SPAC seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Investor shall vote all Founder Shares in favor of such proposed Business Combination. Notwithstanding the foregoing, nothing shall prevent Investor from seeking redemption for any Class A Common Stock it acquires in the IPO or in the open market in accordance with the terms and conditions applicable to the Class A Common Stock and the IPO described in the Registration Statement.

(c)

Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. Investor agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC with respect to the Transferred Shares.

(d)	In connection with the IPO, the SPAC shall enter into a registration rights agreement (the “Registration Rights Agreement”) with the Transferors, Investor and certain other parties thereto in the form filed as an exhibit to the SPAC’s Registration Statement. The Registration Rights Agreement shall provide Investor with registration rights with respect to the Transferred Shares that are no less favorable to Investor than the registration rights of the Transferors set forth therein.

Section 6. Miscellaneous

(a)

Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile:

(A) if to the Transferors, to: (i) Water by Nordic AB, Pir 29, Einar Hansens Esplanad 29, 211 13 Malmö, Sweden, Attention: Michael Hermansson, Email: michael.hermansson@bynordic.se, with a copy to: Ellenoff, Grossman & Schole LLP, 1345 6th Ave, New York, NY 10105, Attention: Jonathan Deblinger, Email: jdeblinger@egsllp.com; and (ii) byNordic Holdings LLC, 407 Campbell Rd, Wilmington DE 19807, Attention: Thomas Fairfield, Email: thomas.fairfield@bynordic.se, with a copy to: Ellenoff, Grossman & Schole LLP, 1345 6th Ave, New York, NY 10105, Attention: Jonathan Deblinger, Email: jdeblinger@egsllp.com;

(B) if to the SPAC, to: byNordic Acquisition Corporation, Pir 29, Einar Hansens Esplanad 29, 211 13 Malmö, Sweden, Attention: Michael Hermansson, Email: michael.hermansson@bynordic.se, with copies to: byNordic Holdings LLC, 407 Campbell Rd, Wilmington DE 19807, Attention: Thomas Fairfield, Email: thomas.fairfield@bynordic.se, and Ellenoff, Grossman & Schole LLP, 1345 6th Ave, New York, NY 10105, Attention: Jonathan Deblinger, Email: jdeblinger@egsllp.com; and

(C) if to the Investor, at the Investor’s address or contact information as set forth on the signature page attached hereto.

(b)

This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.  Any action, claim, suit or other legal proceeding relating to this Agreement shall be brought exclusively in the state or federal courts located in New York County, State of New York (or any appellate courts therefrom).  The parties expressly waive any objection based on personal jurisdiction, venue or forum non conveniens.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF

(c)	This Agreement may not be amended, modified or waived without the written consent of each of the parties hereto.
(d)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.
(e)

This Agreement constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter of this Agreement and supersedes all prior understandings or agreements with respect thereto.  From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)

Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(g)	This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

* * * * *

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

[___________]

By:
Name:
Title:
Address:

SPAC:
BYNORDIC ACQUISITION CORPORATION

By:
Name:
Title:

TRANSFERORS:
WATER BY NORDIC AB

By:
Name:
Title:

BYNORDIC HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Investment Agreement]

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